Exhibit 3.13

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

SAILOR MFG., INC.

I, Larry A. Conrad, Secretary of State of the State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same before a Notary Public, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his (their) representatives; all as prescribed by the provisions of the Indiana General Corporation Act as amended.

NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun.

In Witness Whereof, I have hereunto set my hand affixed the seal of the State of Indiana, at the City of Indianapolis, this 22nd day of April, 1976.

[SEAL]
LARRY A. CONRAD, Secretary of State

By
Deputy

Certification Number: 2011022574904

APPROVED
AND
FILED
APR [Illegible]	ARTICLES OF INCORPORATION

/s/ [Illegible]	OF
SECRETARY OF
STATE OF INDIANA	SAILOR MFG., INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”), pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation:

ARTICLE I

Name

The name of the Corporation is Sailor Mfg., Inc.

ARTICLE II

Purposes

The purposes for which the Corporation is formed are:

(a)                    To transact any and all lawful business for which corporations may be incorporated under this Act.

(b)                   To exercise and enjoy all rights, privileges and powers granted to corporations organized pursuant to this Act and all rights, privileges and powers granted by all acts heretofore or hereafter amendatory or supplemental to this Act.

ARTICLE III

Terms of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Principal Office and Resident Agent

The post office address of the principal office of the Corporation and the name and post office address of its Resident Agent in charge of such office are as follows:

Principal Office:	55858 Rivershores Lane
Elkhart, Indiana 46514

Resident Agent:	Vernon R. Sailor

ARTICLE V

Amount of Capital Stock

The total number of shares into which the authorized capital stock of the Corporation is divided is one thousand (1,000) shares, consisting of one thousand (1,000) shares without par value.

ARTICLE VI

Terms of Capital Stock

Shares of the capital stock of the Corporation may be issued by the Corporation for such amount of consideration as may be fixed from time to time by the Board of Directors and may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for or services actually rendered to the Corporation. The shares of the capital stock of the Corporation initially issued shall be issued pursuant to and subject to Section 1244 of the Internal Revenue Code of 1954, as amended.

ARTICLE VII

Voting Rights of Capital Stock

Except as otherwise determined by resolution of the Board of Directors, the rights, preferences, limitations and restrictions of all stock shall be the same. Voting rights of holders of shares of stock shall be on the basis of one vote for each issued and outstanding share.

ARTICLE VIII

Initial Stated Capital

The Corporation will not commence business until consideration of the value of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares as its initial stated capital.

ARTICLE IX

Data Respecting Directors

The initial board of directors of the Corporation shall consist of five (5) members.

ARTICLE X

Further Data Respecting Directors

The names and post office addresses of the first Board of Directors of the Corporation are as follows:

Name	Address	City	State & Zip
Vernon R. Sailor	55858 Rivershores Ln.	Elkhart	IN	46514
Betty M. Sailor	55858 Rivershores Ln.	Elkhart	IN	46514
Carleton II. Briggs	56832 Meadowood Drive	Elkhart	IN	46514
Richard Kemper	59567 Spicewood Drive	Goshen	IN	46526
Gerald E. Cook	2717 Prairie Street	Elkhart	IN	46514

ARTICLE XI

Data Respecting Incorporators

The name and post office address of the incorporator is Vernon R. Sailor, 55858 Rivershores Lane, Elkhart, Indiana 46514.

ARTICLE XII

Provisions for Regulation of Business and Conduct of Affairs of Corporation

(a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of

Incorporation in the manner now or hereafter prescribed by the Act or any other pertinent law and all rights and powers hereby conferred are subject to this reserved power.

(b) Any person who by reason of the fact that he is, is to be or was a director or officer of the Corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified, saved harmless and defended by the corporation against expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, civil or criminal, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director is liable for negligence or misconduct in the performance of his duties. Such right of indemnification, save harmless and defense shall not be deemed exclusive of any other right to which such director or officer may be entitled by settlement agreement with the Corporation or otherwise.

(c) The by-laws of the Corporation may contain such additional or supplemental provisions for the regulations of the business and conduct of the affairs of the Corporation as determined by the Board of Directors from time to time.

IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article XI, executes these Articles of Incorporation and certifies to the truth of the facts herein stated this 15th day of April, 1976.

/s/ Vernon R. Sailor
Vernon R. Sailor

STATE OF INDIANA	)
	)	SS:
COUNTY OF ELKHART	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Vernon R. Sailor being the incorporator referred to in Article XI of the foregoing Articles of Incorporation personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

WITNESS my hand and Notarial Seal this 15th day of April, 1976.

/s/ Mary F. Thomas
Notary Public Mary F. Thomas

My Commission Expires:

10-28-78

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

SAILOR MFG., INC.

I, LARRY A. CONRAD, Secretary of the State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with “An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith,” approved March 16, 1929, and Acts supplemental thereto.

The Amendment:

The exact text of Article VI is amended

NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 7th day of September 1978.

[SEAL]
LARRY A. CONRAD, Secretary of State

By
Deputy

NOTE: This form may now also be used for amending pursuant to the Medical Professional Corporation Act, the Dental Professional Corporation Act, and the Professional Corporation Act of 1965, as well as the General Corporation Act. If the corporation was formed pursuant to the authority of one of these statutes other than the General Corporation Act, so indicate in the preamble below by striking the references to the three inappropriate statutes. Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana General Corporation Act, but subject to the provisions of IC 23-1-13.5, and appropriate statutory reference should be made in the preamble or Article I below.

Corporate Form No. 102 (Jan. 1977)—Page One

ARTICLES OF AMENDMENT (Amending Individual Articles Only)

Prescribed by Larry A. Conrad, Secretary of State of Indiana

Use Size 8½ x 11 White Paper for Inserts

Filing Requirements—Present 2 originally signed and fully executed copies to Secretary of State, Room 155, State House, Indianapolis 46204

Recording Requirements—Recording of Articles of Amendment in the Office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, if the name of the corporation is changed by this amendment, a certified ropy of the Certificate of Amendment must be filed with the Recorder of every county in which the corporation owns real estate.

APPROVED
AND
ARTICLES OF AMENDMENT	FILED
OF THE	SEP 7 1978
ARTICLES OF INCORPORATION
OF	/s/ [Illegible]
SECRETARY OF
SAILOR MFG., INC.	STATE OF INDIANA

The undersigned officers of Sailor Mfg., Inc. (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I
Text of the Amendment

The exact text of Article(s) VI of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the “Amendments”), now is as follows:

TERMS OF CAPITAL STOCK — Shares of the capital stock of the corporation may be issued by the corporation for such amount of consideration as may be fixed from time to time by the Board of Directors and may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for services actually rendered to the corporation. The shares of the capital stock initially issued shall be issued pursuant to and subject to §1244 of the Internal Revenue Code of 1954, as amended. The holders from time to time of the common capital stock of the corporation shall have the right to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the common shares of the corporation as may be hereafter issued, from time to time, whether constituting common shares presently or subsequently authorized, and including shares held in the

ARTICLE I — Concluded

treasury in the corporation, in the respective ratios which the number of shares held by each shareholder at the respective times of such issue bears to the total number of shares issued and outstanding in the names of all shareholders at such respective times.

Corporate Form No. 102 (Jan. 1977) — Page Two
Prescribed by Larry A. Conrad, Secretary of State of Indiana

ARTICLE II
Manner of Adoption and Vote

Section 1. Action by Directors (select appropriate paragraph).

(b) By written consent executed on August 18, 1978, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held September 1, 1978, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

Section 2. Action by Shareholders (select appropriate paragraph).

(1)

(2)

(3)

Corporate Form No. 102 (Jan. 1977) — Page Three
Prescribed by Larry A. Conrad, Secretary of State of Indiana

(b) By written consent executed on August 18, 1978, signed by the holders of 1000 shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

Section 3. Compliance with Legal Requirements.

The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

ARTICLE III

Statement of Changes Made With Respect to Any Increase
In The Number of Shares Heretofore Authorized

Aggregate Number of Shares

Previously Authorized

Increase                                                                              {indicate “0” or “N/A” if no increase}

Aggregate Number of Shares

To Be Authorized After Effect of This Amendment

Corporate Form No. 102 (Jan. 1977) — Page Four
Prescribed by Larry A. Conrad, Secretary of State of Indiana

IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 1st day of Sept, 1978.

/s/ Vernon R. Sailor	/s/ Stanley Uryga
(Written Signature)	(Written Signature)

Vernon R. Sailor	Stanley Uryga
(Printed Signature)	(Printed Signature)

President of	Secretary of
Sailor Mfg., Inc.	Sailor Mfg., Inc.
(Name of Corporation)	(Name of Corporation)

STATE OF INDIANA	)
	)	SS:
COUNTY OF ELKHART	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Vernon R. Sailor, the                              President, and Stanley Uryga, the                        Secretary of Sailor Mfg., Inc. the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 1st day of Sept, 1978.

/s/ Samuel S. Thompson
(Written Signature)

Samuel S. Thompson
(Printed Signature)

Residing in Elkhart County

Notary Public

My Commission Expires:

Oct 6, 1979

This instrument was prepared by Samuel S. Thompson, Attorney at Law,
(Name)

305 First National Bank Bldg., Elkhart, Indiana 46514
(Number and Street or Building)	(City)	(State)	(Zip Code)

State Form 39074

SS-C71

Rev. 12-79

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE	[Illegible]
JAN 10
CERTIFICATE OF MERGER	[Illegible]

To Whom These Presents Come, Greeting:

WHEREAS, there have been presented to this office for filing duplicate copies of Articles of Merger, merging

Corporation	State of Incorporation	Date of Incorporation/Admission

RESOURCE PRODUCTS CORP.	Texas	Not Admitted N/A

the non-survivor(s), into

(1) SAILOR MFG., INC. 7604 — 55410 an Indiana Corporation, the survivor, which corporation shall hereinafter be designated as SAILOR MFG., INC.;

NOW, THEREFORE, I, EDWIN J. SIMCOX, Secretary of State of Indiana, do hereby certify that I have this day endorsed my approval upon the duplicate copies of the Articles of Merger so presented, and having received the fees required by law, have filed one copy in this office and returned the other to the corporation.

The effective date of the merger is December 31, 1984

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 21st day of December, 1984

[SEAL]
	EDWIN J. SIMCOX	Secretary of State,

By
Deputy

APPROVED
AND
FILED
DEC 21 1984
ARTICLES OF MERGER
/s/ [Illegible]
RESOURCE PRODUCTS CORP.
SECRETARY OF
INTO	STATE OF INDIANA

SAILOR MFG., INC.

The undersigned, Sailor Mfg., Inc. (hereinafter referred to as the “Surviving Corporation”), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the “Act”) and desiring to give notice of corporate action affectuating the merger of Resource Products Corp. (hereinafter referred to as the “Merging Corporation”), a corporation organized pursuant to the laws of the State of Texas, and the laws of the State under which said foreign subsidiary is organized permits such merger, ninety-five per cent (95%) or more of the shares of each class where are owned by the Surviving Corporation, into the Surviving Corporation, and acting by its President or Vice-President and its Secretary or Assistant Secretary, hereby certifies the following facts:

SUBDIVISION A

PLAN OF MERGER

The Board of Directors of the Surviving Corporation, by resolution duly adopted, approved a Plan of Merger, the title, parties, terms conditions and signatures of which are as follows:

PLAN AND AGREEMENT OF MERGER

PLAN AND AGREEMENT OF MERGER dated as of December 10, 1984 between Sailor Mfg., Inc., an Indiana Corporation (“Sailor”), and Resource Products Corp., a Texas corporation (“Resource”).

WHEREAS, Sailor owns all the outstanding stock of Resource, and

WHEREAS, Resource currently reports to Sailor for financial planning and accounting purposes and is currently reported with Sailor for administrative convenience in the consolidated financial statements of the parent company, and

WHEREAS, the respective Boards of Directors of Sailor and Resource deem it advisable and in the best interest of Sailor and Resource that Resource merge with and into Sailor pursuant to this Agreement and the applicable provisions of the laws of the States of Indiana and Texas, such transaction being herein called the Merger, and

WHEREAS, the respective Boards of Directors of Sailor and Resource have approved and adopted this Agreement as a plan of reorganization, and

WHEREAS, Sailor has an authorized capital stock consisting of one thousand (1,000) shares of no par value, all of one class, of which one thousand (1,000) shares are now issued and outstanding, and such shares shall remain issued and outstanding, and

WHEREAS, Resource has an authorized capital stock consisting of (i) one million (1,000,000) shares of Common Stock of the par value of the ten cents ($ .10) per share, of which one hundred and sixty thousand (160,000) are now issued and outstanding and (ii) two hundred and fifteen thousand (215,000) shares of Cumulative Preferred Stock of the par value of one dollar ($1.00) per share, of which forty thousand (40,000) are now issued and outstanding, and such Common shares and Cumulative Preferred shares shall be cancelled.

NOW THEREFORE, Sailor and Resource do hereby agree with each other that Resource be merged into Sailor as the surviving corporation, pursuant to the applicable statutes of the States of Indiana and Texas, subject to the following terms and conditions:

1.      The effective time of the Merger shall be December 31, 1984.

2.      (a) At the effective time of the Merger, the Certificate of Incorporation of Sailor shall be the Certificate of Incorporation of the surviving corporation until changed as provided by law; and

(b) At the effective time of the Merger, the By-Laws of Sailor shall become the By-Laws of the surviving corporation until they shall thereafter be duly amended.

3.      The separate existence of Resource shall cease at the effective time, whereupon Sailor and Resource shall become a single corporation.

4.      The corporate identity, existence, purposes, liabilities, obligations, powers, franchises, rights and immunities of Resource shall be merged into Sailor and Sailor shall be fully vested therewith.

5.      The corporate identity, existence, purposes, powers, rights and immunities of Sailor shall continue unaffected and unimpaired by the Merger and the duly qualified and acting Directors and Officers of Sailor immediately prior to the effective time of the Merger shall be the Directors and Officers of the surviving corporation to hold office until their respective successors are elected and qualified.

6.      The surviving corporation hereby agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of Resource and irrevocably appoints the Secretary of State of Texas as its agent to accept service of process in any such proceeding.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval duly given by resolutions adopted by the respective Boards of Directors of Sailor and Resources have caused these presents to be executed by the President or Vice President and attested by the Secretary or Assistant Secretary of each party hereto.

SAILOR MFG., INC.

		By:	/s/ [Illegible]
ATTEST:			President or Vice President

By	/s/ Marigold Cole
Secretary or Assistant Secretary

RESOURCE PRODUCTS CORP.
/s/ [Illegible]
ATTEST:			President or Vice President

By:	/s/ Marigold Cole
Secretary or Assistant Secretary

SUBDIVISION B

LEGAL REQUIREMENTS

Section 1 — Ownership — The number of outstanding shares of each class of the Merging Corporation, and the number of such shares of each class owned by the Surviving Corporation are as follows:

	Total Shares	Shares Owned by
Class	Outstanding	Surviving Corporation
Common	160,000	160,000
Cumulative Preferred	40,000	40,000

Section 2 — Date of Mailing of Notice — No mailing was required since all the shares of the subsidiary corporation are owned by the Surviving Corporation.

Section 3 — Compliance with Legal Requirements — The manner of the Plan of Merger, and the vote by which it was adopted, constitute full legal compliance with the provisions of the Act and the laws of the State of Texas, and with the Articles of Incorporation and the By-Laws of the Merging Corporation and the Surviving Corporation.

SUBDIVISION C

EFFECTIVE DATE

The effective date of the Merger affectuated hereby is December 31, 1984.

IN WITNESS WHEREOF, the undersigned Surviving Corporation executes these Articles of Merger, its President or Vice-President and its Secretary or Assistant Secretary acting for and in behalf of such corporation, and certifies to the truth of the facts and acts herein recited. Dated this 17th day of December, 1984.

SAILOR MFG., INC.

	By:	/s/ [Illegible]

Vice President

Vice President

Attest:

/s/ Marigold Cole

Assistant Secretary

“Surviving Corporation”

STATE OF CALIFORNIA	)
) SS:
COUNTY OF SAN MATEO	)

I, the undersigned, a Notary public duly commissioned to take acknowledgments and administer oaths in the State of California, certify that Walter L. Heyman, the Vice President and Marigold Cole, the Assistant Secretary of Sailor Mfg., Inc., the officers executing the foregoing Articles of Merger, personally appeared before me; acknowledged the execution thereof for and in behalf of such Corporation; and swore to the truth of the facts therein stated.

WITNESS my hand and Notarial Seal this 17th day of December, 1984.

/s/ Elizabeth A Bills
[SEAL]	OFFICIAL SEAL ELIZABETH A BILLS
NOTARY PUBLIC • CALIFORNIA
	SAN MATEO COUNTY	Notary Public
My comm. expires APR 16, 1985

My Commission Expires:

April 16, 1985

This instrument was prepared by                                                                         .

[Illegible] JUL 1 [Illegible]

State Form 39074
SS-C71
Rev. 12-79

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF MERGER

To Whom These Presents Come, Greeting:

WHEREAS, there have been presented to this office for filing duplicate copies of Articles of Merger, merging

Corporation	State of Incorporation	Date of Incorporation/Admission

K & S PRODUCTS, INC.	Indiana 6903-00306	March 3, 1969

the non-survivor(s), into

SAILOR MFG., INC. 7604 — 55410,

an Indiana Corporation, the survivor, which corporation shall hereinafter be designated as

SAILOR MFG., INC.;

NOW, THEREFORE, I, EDWIN J. SIMCOX, Secretary of State of Indiana, do hereby certify that I have this day endorsed my approval upon the duplicate copies of the Articles of Merger so presented, and having received the fees required by law, have filed one copy in this office and returned the other to the corporation.

The effective date of the merger is June 30, 1985

[SEAL]	In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 24th day of June, 1985

	EDWIN J. SIMCOX	Secretary of State,

By
Deputy

FILING REQUIREMENTS — Present two fully executed copies to the Secretary of State, plus such additional copies as needed in order to fulfill the recording requirements.

RECORDING REQUIREMENTS — Within 10 days after filling. record a copy, duly certified by the Secretary of State, with the Office of the Recorder of all counties in Indiana in which any corporation party to the merger has real property, the title to which is transferred thereby.

ARTICLES OF MERGER — page one Corporate Form #110 (Sept. 1977) Prescribed by Larry A. Conrad Secretary of State of Indiana

APPROVED AND FILED JUN 24 1985

/s/ [Illegible]
SECRETARY OF [Illegible]

ARTICLES OF MERGER

OF

K & S PRODUCTS, INC.

INTO

SAILOR MFG., INC.

In compliance with the requirements of the Indiana General Corporation Act (hereinafter, the “Act”), the undersigned corporations, desiring to effect a merger, hereby certify that:

Article I

SURVIVING CORPORATION

A. The name of the corporation surviving the merger is:

Sailor Mfg. Inc. and such name has not (designate which) been changed as a result of the merger.

B. Check and complete one of the following:

☒ The surviving corporation is a domestic corporation existing pursuant to the provisions of the Act.

☐ The surviving corporation is a foreign corporation incorporated under the laws of the State of                          and admitted/not admitted (designate which) to do business in Indiana. If the surviving corporation is qualified to do business in Indiana, state date of admission                                                                                        (if Application for Admission is filed concurrently herewith, state “Upon approval of Application for Admission”).

☐ The surviving corporation does not intend to transact business in Indiana.

(IND. - 343 - 2/11/81)

Article II

MERGING CORPORATION(S)

The name, State of Incorporation and date of incorporation or admission, respectively, of each Indiana domestic corporation and Indiana-qualified foreign corporation, other than the survivor, which is a party to the merger are as follows:

K & S Products, Inc.
(Name of Corporation)
Indiana	March 3, 1969
(State of domicile)	(Date of incorporation or qualification in Indiana)

(Name of Corporation)

(State of domicile)	(Date of incorporation or qualification in Indiana)

(Name of Corporation)

(State of domicile)	(Date of incorporation or qualification in Indiana)

Article III

AGREEMENT OF MERGER

The Agreement of Merger, containing the title, parties, terms and conditions, is set forth in “Exhibit A”, attached hereto and made a part hereof.

Article IV

MANNER OF ADOPTION AND VOTE

The manner of adoption and vote by which the plan of merger was approved by each domestic corporation party to the merger is as follows:

A. Action by Domestic Surviving (designate which) Corporation,

Sailor Mfg., Inc.
(Name of Corporation)

1.                          Action by Directors (select appropriate paragraph):

(a) The Board of Directors of the above-named domestic corporation, at a meeting thereof, duly called, constituted and held on April 2, 1985, adopted by a majority vote of the members of such board a resolution approving the Agreement of Merger and directing that it be submitted for approval or rejection to the shareholders of such corporation entitled to vote in respect thereof at a Special meeting of such shareholders to be held on April 18, 1985, unless the same were so approved before such date by unanimous written consent.

2.         Action by Shareholders (select appropriate paragraph):

(b) By written consent, executed on April 2, 1985 signed by the holders of all of the shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of an Agreement of Merger, the shareholders authorized adoption of the Agreement of merger by such corporation.

3. Subsequent Action by Directors (select appropriate paragraph):

(c) Since the shareholders of the above-named domestic corporation voted unanimously in favor of the Agreement of Merger, no subsequent action by the Board of Directors of such corporation was required. A resolution anticipating unanimous approval was duly adopted by the Board of Directors of such corporation in conjunction with the resolutions approving the Agreement of Merger which authorized the execution thereof by the undersigned President or Vice-President and Secretary or Assistant Secretary of such corporation, without further action by the Board of Directors.

4. Compliance with Legal Requirements:

The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the by-laws of the above-named domestic corporation.

B.    Action by Domestic Merging Corporation, K & S Products. Inc.

(Name of corporation)

1.               Action By Directors (select appropriate paragraph):

(a) The Board of Directors of the above-named domestic corporation, at a meeting thereof, duly called, constituted and held on April 1, 1985 adopted by a majority vote of the members of such board a resolution approving the Agreement of Merger and directing that it be submitted for approval or rejection to the shareholders of such corporation entitled to vote in respect thereof at a Special meeting of such shareholders to be held on April 18, 1985, unless the same were so approved before such date by unanimous written consent.

2. Action by Shareholders (select appropriate paragraph):

(b) By written consent, executed on April 1, 1985, signed by the holders of all of the shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of an Agreement of Merger, the shareholders authorized adoption of the Agreement of Merger by such corporation.

3. Subsequent Action by Directors (select appropriate paragraph):

(c) Since the shareholders of the above-named domestic corporation voted unanimously in favor of the Agreement of Merger, no subsequent action by the Board of Directors of such corporation was required. A resolution anticipating unanimous approval was duly adopted by the Board of Directors of such corporation in conjunction with the resolutions approving the Agreement of Merger which authorized the execution thereof by the undersigned President or Vice-President and Secretary or Assistant Secretary of such corporation, without further action by the Board of Directors.

4. Compliance with Legal Requirements:

The manner of the adoption of the Agreement of Merger, and the vote by which it was adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the by-laws of the above-named domestic corporation.

(Insert additional pages as necessary to show the manner of adoption and vote of each end every Indiana domestie corporation party to the merger.)

Article V

REPRESENTATIONS BY FOREIGN CORPORATION(S) PARTY TO THE MERGER

(Strike this section if no foreign corporation is party to the merger)

A.                      The plan was authorized by the foreign corporation(s), adopted or approved as the case may be, in accordance with the laws of the State of domicile.

(Strike this section if the surviving corporation is domestic)

Article VI*

STATEMENT OF CHANGES MADE WITH RESPECT TO INCREASE
IN AUTHORIZED SHARES OF SURVIVING CORPORATION

	(Strike this Article if survivor is not Indiana domestic corporation)

A.	Total number of shares authorized survivor after giving effect to this merger	1,000

B.	Total number of shares authorized survivor prior to this merger	1,000

C.	Net increase in authorized shares (subtract B from A)	-0-

D.	Aggregate of all shares authorized non-surviving domestic corporations party to this merger and all “Indiana shares” credited previously qualified (admitted) foreign corporations party to this merger	2,000

E.	Authorized share increase, if any (subtract D from C)	-0-

* (The purpose for the Information required by this section is to enable the Secretary of State to more readily calculate the additional fee, if any, resulting from an increase in authorized shares and to credit the surviving corporation with the authorized shares of merging domestic and “Indiana shares” of merging foreign corporations previously credited to such corporation parties to the merger, pursuant to IC 23-3-2-2, as amended by Indiana Acts 1977, P.L. 76.)

IN WITNESS WHEREOF, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer, duly attested by another such officer, acting for and on behalf of such corporation; and each of such corporations certifies to the truth of the facts and acts relating to it and the action taken by its Board of Directors and shareholders.

Dated this 13th day of June, 1985

Sailor Mfg., Inc.
(Name of Corporation)

By:	/s/ Robert Marcus
(Written Signature)

Robert Marcus
(Printed Name)

Vice-President

/s/ Marigold Cole
(Written Signature)

Marigold Cole
(Printed Name)

Assistant Secretary

STATE OF California	)
	)	SS:
COUNTY OF San Mateo	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the above captioned State, hereby certify that the above-signed officers of the above-named corporation personally appeared before me; acknowledged their execution of the foregoing Articles of Merger; and swore or attested to the facts therein stated.

WITNESS my hand and Notarial Seal this 13th day of June, 1985

/s/ Diane Spiteri
[SEAL]	OFFICIAL SEAL DIANE SPITERI	(Written Signature)
NOTARY PUBLIC — CALIFORNIA
	SAN MATEO COUNTY	Diane Spiteri
	My comm. expires APR 29, 1988	(Printed Name)

My Notarial Commission Expires:	April 29, 1988

K & S Products, Inc.
(Name of Corporation)

By:	/s/ Robert Marcus
(Written Signature)

Robert Marcus
(Printed Name)

Vice-President

/s/ Marigold Cole
(Written Signature)

Marigold Cole
(Printed Name)

Assistant Secretary

STATE OF California	)
	)	SS:
COUNTY OF San Mateo	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the above captioned State, hereby certify that the above-signed officers of the above-named corporation personally appeared before me; acknowledged their execution of the foregoing Articles of Merger; and swore or attested to the facts therein stated.

WITNESS my hand and Notarial Seal this 13th day of June, 1985

/s/ Diane Spiteri
[SEAL]	OFFICIAL SEAL DIANE SPITERI	(Written Signature)
NOTARY PUBLIC - CALIFORNIA
	SAN MATEO COUNTY	Diane Spiteri
	My comm. expires APR 29, 1988	(Printed Name)

My Notarial Commission Expires:	April 29, 1988

This instrument was prepared by

(Insert extra signature and Notary Acknowledgment pages as necessary)

Exhibit “A”

PLAN AND AGREEMENT OF MERGER

Plan and Agreement of Merger dated as of April 1, 1985, among Sailor Mfg., Inc., an Indiana corporation (“Sailor”), K & S Products, Inc., an Indiana corporation (“K & S”), and Alumax Fabricated Products, Inc., a Delaware Corporation (“AFP”).

RECITALS

1. AFP owns all the outstanding stock of Sailor and K & S; and

2. K & S currently reports directly to Sailor for financial planning and accounting purposes and is currently reported with Sailor for administrative convenience in the consolidated statements of the parent company, AFP; and

3. The respective Boards of Directors of Sailor and K & S deem it advisable and in the best interest of Sailor and K & S that K & S merge with and into Sailor pursuant to this Agreement and the applicable provisions of the laws of the State of Indiana, such transaction being herein called the Merger; and

4. The Boards of Directors of Sailor and K & S, respectively, have approved and adopted this Agreement as a plan of reorganization; and

5. Sailor has an authorized capital stock consisting of one thousand (1,000) shares of no par value, all of one class, of which one thousand (1,000) shares are now issued and outstanding, and such shares shall remain issued and outstanding; and

6. K & S has an authorized capital stock consisting of two thousand (2,000) shares of no par value, of all one class of which four hundred fifty-five (455) shares are now issued and outstanding, and such shares shall be cancelled.

NOW, THEREFORE, Sailor, K & S, and AFP do hereby agree each with the other that K & S be merged into Sailor as the surviving corporation, pursuant to the applicable statutes of the State of Indiana, subject to the following terms and conditions:

1. The effective time of the Merger shall be June 30, 1985.

2.       (a) At the effective time of the Merger, the Certificate of Incorporation of Sailor shall be the Certificate of Incorporation of the surviving corporation until changed as provided by law; and

(b) At the effective time of the Merger, the By-Laws of Sailor shall become the By-Laws of the surviving corporation until they shall thereafter be duly amended.

3. The separate existence of K & S shall cease at the effective time, whereupon Sailor and K & S shall become a single corporation.

4. The corporate identity, existence, purposes, liabilities, obligations, powers, franchises, rights and immunities of K & S shall be merged into Sailor and Sailor shall be fully vested therewith.

5. The corporate identity, existence, purposes, powers, rights and immunities of Sailor shall continue unaffected and unimpaired by the Merger and the duly qualified and acting Directors and Officers of Sailor immediately prior to the effective time of the Merger shall be the Directors and Officers of the surviving corporation to hold office until their respective successors are elected and qualified.

6. The surviving corporation hereby agrees that it may be served with process in the State of Indiana in any proceeding for the enforcement of any obligation of K & S and irrevocably appoints the Secretary of State of Indiana as its agent to accept service of process in any such proceeding.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval duly given by resolutions adopted by the respective Boards of Directors of Sailor and K & S, have caused these presents to be executed by the President or Vice President and attested by the Secretary or Assistant Secretary of each party hereto.

Sailor Mfg., Inc.

(SEAL)		By	/s/ [Illegible]
Vice President
ATTEST:

By	/s/ Marigold Cole
Assistant Secretary

K & S Products, Inc.

(SEAL)		By	/s/ [Illegible]
Vice President
ATTEST:

By	/s/ Marigold Cole
Assistant Secretary

Alumax Fabricated Products, Inc.

(SEAL)		By	/s/ [Illegible]
President
ATTEST:

By	/s/ Marigold Cole
Assistant Secretary

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

SAILOR MFG INC

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

ALUMAX DOOR PRODUCTS, INC.

NOW, THEREFORE, I, Joseph H Hogsett Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is January 11, 1989.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Eleventh day of January, 1989

Secretary of State

By	/s/ Joseph H Hogsett

Deputy

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION
State Form 38333R2 / Corporate Form No. 102 (March l987) Articles of Amendment (Amending Individual Articles Only) Prescribe by Evan Bayh, Secretary of State of Indiana

Recording Requirements-Recording of Articles of Amendment in the Office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, if the name of the corporation is changed by this amendment, a certified copy of the certificate of Amendment must be filed with the recorder of every county in which the corporation owns real estate.

MAR 27 1989
MICROFILMED

Instructions: Present 2 Originally Signed and Fully Executed Copies to:

Fee: $30.00	SECRETARY OF STATE Room 155, State House Indianapolis, Indiana 48204 (317) 232-6576	APPROVED AND FILED IND SECRETARY OF STATE

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF

SAILOR MFG., INC.

The undersigned officers of
SAILOR MFG., INC.

(hereinafter referred to as the “Corporation”) existing pursuant to the provisions of:

(Indicate appropriate act)

☒ Indiana Business Corporation Law                             ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1 The date of Incorporation of the corporation is:

April 22, 1976

SECTION 2 The name of the corporation following this amendment to the Articles of incorporation is:

Alumax Door Products, Inc.

SECTION 3

The exact text of Article(s)                                                                                        of the Articles of Incorporation is now as follows:

The name of the Corporation is Alumax Door Products, Inc.

RECEIVED [Illegible] 89 JAN 11 P2: 12 [Illegible] SECRETARY OF STATE

(INDIANA — 1026 — 3/3/88)

ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms

and provisions of Article(s)                                                                                                                  of the Articles of Incorporation and directing a meeting of the Shareholders, to be hold on                                                                                                                 , allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (select appropriate paragraph)

(a)                Vote of the Board of Directors at a meeting held on                                                     , 19                                           , at which a quorum of such Board was present.

(b)               Written consent executed on January 9, 1989, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.

The amendment was adopted by: (select appropriate paragraph)

(a)                Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows :

TOTAL
SHAREHOLDERS ENTITLED TO VOTE:

SHAREHOLDERS VOTED IN FAVOR:

SHAREHOLDERS VOTED AGAINST:

(b)               Written consent executed on January 9,1989 and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

ARTICLES III Statement of Changes Made With Respect to Any Increase in The Number of Shares Heretofore Authorized

Aggregate Number of Share
Previously Authorized

Increase (indicate “o” or
“N/A” if no increase)	N/A

Aggregate Number of Shares
To Be Authorized After Effect
of This Amendment

I hereby verify subject to the penalties of perjury that the facts contained herein are true.

Current Officer’s Signature	Officer’s Name Printed
/s/ Paul E. Drack	Paul E. Drack

Officer’s Title
Vice President

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

ALUMAX DOOR PRODUCTS, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended an follows:

JOHNSON DOOR PRODUCTS, INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is September 23, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the city of Indianapolis, this Twenty-third day of September, 1996.

/s/ [Illegible]
Deputy

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
ALUMAX DOOR PRODUCTS, INC.

The undersigned officers of Alumax Door Products, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing pursuant to the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation do hereby certify the following facts:

FIRST: The date of incorporation of the Corporation is April 22, 1976.

SECOND: The name of the Corporation following this amendment to the Articles of Incorporation is “Johnson Door Products, Inc”.

THIRD: The exact text to Article I of the Articles of Incorporation is now as follows:

ARTICLE I

Name

The name of the Corporation is Alumax Door Products, Inc.

FOURTH: That the Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article I of the Articles of Incorporation and directing a meeting of the Shareholders, allowing such Shareholders to vote on the proposed amendment. The resolution was adopted by written consent dated September 19, 1996 and signed by all members of the Board of Directors.

FIFTH: That the Sole Shareholder of the Corporation adopted the proposed amendment to Article I of the Articles of Incorporation by written consent dated September 19,1996 and signed by the Sole Shareholder.

SIXTH: That the manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by Ms. Helen M. Feeney, its Vice President and Secretary and attested by Ms. Carla M. Brown, its Assistant Secretary, this 19th day of September, 1996.

ALUMAX DOOR PRODUCTS, INC.

By:	/s/ Helen M. Feeney
Helen M. Feeney Vice President and Secretary

ATTEST:

By:	/s/ Carla M. Brown
Carla M. Brown Assistant Secretary

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

JOHNSON DOOR PRODUCTS, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

AMERIMAX RICHMOND COMPANY

NOW, THEREFORE, I, SUE ANNE CILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is June 30, 1997.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Thirtieth day of June, 1997.

/s/ [Illegible]
Deputy

197604-554

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (A7/4-86) Approved by State Board of Accounts 1995	APPROVED AND FILED IND SECRETARY OF STATE	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION

INSTRUCTIONS:	Use 8½” x 11” white paper for inserts Present original and one copies to the address in the upper right corner of this form. Please TYPE or PRINT.	Indiana Code 23-1-38-1 or seq FILING FEE IS 130.00

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF

Name of Corporation
Johnson Door Products, Inc.

The undersigned officers of:
Johnson Door Products, Inc.

(hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), [Illegible] to give notice of corporate action effectuating amendment of certain provisions of its Articles of incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the Corporation is:
April 22, 1976

SECTION 2 The name of the Corporation following this amendment to the Articles of incorporation is:
Amerimax Richmond Company

SECTION 3

The exact text of Article(s) of the Articles of Incorporation is now as follows:

Article I

The name of the corporation is:

Amerimax Richmond Company

SECTION 4 Date of each amendment’s adoption:
May 22, 1997

(Continued on the reverse side)

ARTICLE II Manner of Adoption and Vote

Strike inapplicable section:

☐ SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

1,000	Shares entitled to vote.
1,000	Number of shares represented at the meeting.
1,000	Shares voted in favor.
0	Shares voted against.

B. Written consent executed on May 22, 1997 and signed by all such shareholders.

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 22nd day of May, 1997.

Signature of current officer	Printed name of officer

/s/ Frank T. Geist	Frank T. Geist

Officer’s title

Executive Vice President

State of Indiana

Office of the Secretary of State

CERTIFICATE OF REINSTATEMENT

of

AMERIMAX RICHMOND COMPANY

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Application of Reinstatement of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, February 05, 2004.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 5, 2004.

[SEAL]	/s/ Todd Rokita
TODD ROKITA SECRETARY OF STATE

197604-554/20040206376585

197604-554

[SEAL]	APPLICATION FOR REINSTATEMENT State Form 4160 [Illegible]/111 Approved by the State Board of Accounts 1995	TODD [Illegible] SECRETARY OF STATE CORPORATIONS DIVISION 302 W Washington [Illegible], Rm E018 Indianapolis IN 46204 Telephone: (317) 232-6576

Indiana Code 23-1-46-3 (for [Illegible] corporation) Indiana Code 23-17-23-3 (not for [Illegible] corporation)

Application must include the following:

1. Certificate of Clearance: Issued by the Indiana Department of Revenue

2. Corporate Reports and Fees: Please call our information line to learn what reports are due (317) 232-6576 or log onto the web site at www.sos.in.gov

a. Up to and including 1995, Annual Reports filed every year.

Annual Report fee $15.00

b. Beginning with 1996, Biennnial Reports filed every two years.

Biennial Report fee $30.00

Corporations incorporated in an even year, file every even year.

Corporations incorporated in an odd year, file every odd year.

c. Nonprofit corporations file Annual Reports every year.

Nonprofit Corporate Report fee $10.00

3. Restatement filing fee: $30.00 plus business entity report fee.

THIS APPLICATION CANNOT BE ACCEPTED WITHOUT A CERTIFICATE OF CLEARANCE FOR REINSTATEMENT FROM THE INDIANA DEPARTMENT OF REVENUE.

SECTION I — CORPORATE INFORMATION

Name of corporation	Date of Incorporation

Amerimax Richmond Company	4/22/76

Effective date of administrative dissolution

5/31/00

SECTION II — AFFIDAVIT OF CORPORATE OFFICER OF DIRECTOR

The undersigned, being at least one of the principal officers or a director of the above-named corporation deposes and says:

A.                that the grounds for dissolution did not exist or have been eliminated, and;

B. that the Corporation’s name satisfies the requirements of the Indiana Code 23-1-23-1, or Indiana Code 23-17-5-1.

IN WITNESS WHEREOF, the undersigned being the	Secretary & C.F.O.	of
Title

said corporation executes this application and verifies, subject to penalties of perjury, that the statements contained herein are true, this 13 day of January, 2004.

Signature	Printed name

/s/ R. Scott Vansant	R. Scott Vansant

[SEAL] AD-190 (R1/1-03) State Form #50111 Name of Corporation	Indiana Department of Revenue Certificate of Clearance for Reinstatement

Amerimax Richmond Company	Federal ID#
5445 Traingle Pkwy	35-1995557
Suite 350	TID#
Nocross, GA 30092	0006839879
Date Issued (Valid for 60 days)
02-04-2004

TO:	Todd Rokita
Secretary of State
Corporations Division

The corporation named above has filed with the Department of State Revenue an affidavit, Form AD-19, disclosing that the corporation is applying for a Certificate of Reinstatement from the Secretary of State, and requesting a Certificate of Clearance front this Department stating all taxes and fees owed by the corporation have been paid.

An examination of the corporation’s existing accounts for listed taxes and fees required to be administered or collected by the Department has determined that all taxes, fees, interest, and penalties due have been paid or satisfied. Execution of this document does not preclude the Department from future examination and adjustment of the corporation’s Indiana tax accounts for any period.

This Certificate of Clearance shall be null and void sixty (60) days after its date of issue.

/s/ Kenneth L. Miller
Kenneth L. Miller, Commissioner Indiana Department of Revenue

/s/ Diana Freeman
Diana Freeman, Administrator Compliance Division

BY:	/s/ [Illegible]

Instructions to the corporation:

This notice is the signed original. You are to include this certification along with the other documents constituting your Application for Reinstatement (SF4160). Do Not Mail this certificate separately to the Secretary of State unless, you are so directed.